UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2007 Incentive Compensation Plan

On December 15, 2015, the compensation committee of the board of directors of Eagle Pharmaceuticals, Inc., or the Company, approved an administrative amendment, or the Amendment, to the Company’s 2007 Incentive Compensation Plan, or the 2007 Plan, to clarify that provisions in any award agreement under the 2007 Plan may provide for vesting acceleration of equity awards granted under the 2007 Plan in the event of a change in control of the Company.

Letter Agreement Regarding Equity Awards

Additionally, on December 15, 2015, the compensation committee approved a form of letter agreement, or the Letter Agreement, regarding the eligibility for equity award vesting acceleration for certain Company executives and members of management, including the Company’s principal executive officer, principal financial officer and each of the named executive officers.  Each of the applicable executive officers and members of management entered into the Letter Agreement on December 21, 2015.

The Letter Agreement provides that, if in connection with a Change in Control (as defined in the applicable equity plan), an equity award is substituted for a similar award of the successor or acquiror entity and the award holder experiences a Qualifying Termination (as defined in the Letter Agreement) within 90 days prior to or 12 months following such Change in Control, any unvested portion of any applicable equity award will become fully vested.  In addition, if in connection with a Change in Control an equity award shall terminate and not be assumed or continued by, or substituted for a similar award of, the successor or acquiror entity, then, any unvested portion of any applicable equity award will become fully vested, subject to the consummation of such Change in Control.

Revised Form of Stock Option Agreement

Additionally, on December 15, 2015, the compensation committee approved a revised form of stock option agreement, which may be used by the Company in subsequent stock option grant awards, including, in the compensation committee’s discretion, awards to the Company’s principal executive officer, principal financial officer and/or named executive officers. The revised form of stock option agreement incorporates substantially the same accelerated vesting provisions set forth in the Letter Agreement, as described above.

The foregoing summaries of the Amendment, the Letter Agreement and the form of stock option agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the terms and conditions of the Amendment, the Letter Agreement and revised form of stock option agreement, each of which is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Amendment to 2007 Incentive Compensation Plan
10.2	Form of Letter Agreement
10.3	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: December 21, 2015	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Amendment to 2007 Incentive Compensation Plan
10.2	Form of Letter Agreement
10.3	Form of Stock Option Agreement